UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): November 28, 2011

ION Geophysical Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400

Houston, Texas 77042-2839

(Address of principal executive offices, including Zip Code)

(281) 933-3339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Financial Officer

On November 28, 2011, ION Geophysical Corporation (the “Company”) announced that it appointed Gregory J. Heinlein as its Senior Vice President and Chief Financial Officer, effective immediately. In connection with this appointment, Mr. Heinlein replaced R. Brian Hanson as the Company’s principal financial officer. Mr. Hanson will continue to serve as the Company’s President and Chief Operating Officer, and, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2011, Mr. Hanson is expected to become President and Chief Executive Officer of the Company on January 1, 2012.

A copy of the Company’s press release announcing the appointment of Mr. Heinlein is attached to this Current Report on Form 8-K as Exhibit 99.1.

Prior to joining the Company, Mr. Heinlein, age 48, served as the Chief Operating and Financial Officer of Genprex, Inc., a clinical-stage biopharmaceutical company. Prior to joining Genprex in 2011, Mr. Heinlein worked as an independent financial consultant and held a variety of senior management positions at Freescale Semiconductor, Inc., a NYSE-listed designer and manufacturer of embedded semiconductors for the automotive, consumer, industrial and networking markets, including Vice President and Treasurer from 2005 to 2008 and Vice President, Global Sales and Marketing, from 2008 to 2010. From 2001 to 2004, Mr. Heinlein served as Vice President and Treasurer of Fisher Scientific International Inc., a NYSE-listed manufacturer and supplier of scientific and healthcare products and services. From 1999 to 2001, he served as Vice President, Treasurer at Great Lakes Chemical Company, a NYSE-listed chemical research, production, sales and distribution company. Mr. Heinlein began his career in 1987 at The Dow Chemical Company, where he worked for more than 12 years in progressively challenging financial management positions, in both the treasury and control functions. Mr. Heinlein received a Bachelor of Business Administration degree from Saginaw Valley State University and a Master of Business Administration degree from Michigan State University.

There are no family relationships between Mr. Heinlein and any director or executive officer of the Company. Other than his employment relationship with the Company as disclosed herein, and his compensation and benefits in connection with such employment relationship, Mr. Heinlein has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

Heinlein Employment Contract

On November 28, 2011, the Company entered into an employment agreement (the “Agreement”) with Mr. Heinlein in connection with his appointment as the Company’s Senior Vice President and Chief Financial Officer. The Agreement will remain in effect for the duration that Mr. Heinlein serves in such capacity. Under the Agreement, if Mr. Heinlein’s employment with the Company is terminated without “cause”, or if he resigns for “good reason”, both as defined in the Agreement, Mr. Heinlein would be entitled to receive (i) unpaid base salary through his termination date, (ii) any unpaid bonus payment earned by him with respect to the fiscal year of his termination and (iii) as a “severance payment” an amount equal to two times his annual base salary at the highest rate in effect prior to his termination. As a condition to Mr. Heinlein receiving the severance payment, Mr. Heinlein must first execute a release. All payments under the Agreement are subject to applicable tax withholding.

Under the Agreement, Mr. Heinlein is also subject to certain restrictive covenants during his period of employment and for some period thereafter. These restrictive covenants include noncompetition restrictions and nonsolicitation provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Equity Compensation Grants

As stated in the proxy statement for its Annual Meeting of Stockholders held on May 27, 2011, the Company has adopted a policy that all awards of restricted stock and stock options to its employees and directors will be granted on one of four designated dates during the year: March 1, June 1, September 1 or December 1. Except for occurrences such as significant promotions, new hires, new directors joining the Company’s Board of Directors or unusual circumstances, the Company’s current policy is to make most equity compensation awards on December 1 of each year. This date was selected because (i) it enables the Company’s Board of Directors and Compensation Committee to consider individual performance eleven months into the year, (ii) it simplifies the annual budgeting process by having the expense resulting from the equity award incurred late in the fiscal year and (iii) the date is approximately three months before the date that the Company normally pays annual incentive bonuses.

Heinlein New Appointment Grant

In connection with his appointment as the Company’s Senior Vice President and Chief Financial Officer, on December 1, 2011, the Company granted to Mr. Heinlein nonqualified options under the Company’s 2004 Long-Term Incentive Plan to purchase 172,000 shares of the Company’s common stock and 28,700 shares of restricted stock.

Annual Equity Compensation Grants

Also on December 1, 2011, the Company granted certain additional equity compensation awards to its key employees, including its officers. The table below shows the grants on that date to the current named executive officers of the Company of (i) nonqualified stock options under the Company’s 2004 Long-Term Incentive Plan and (ii) shares of the Company’s restricted stock under the 2004 Long-Term Incentive Plan:

Executive Officer	Title	Shares Subject to Stock Options (#)	Shares of Restricted Stock (#)
Robert P. Peebler	Chief Executive Officer	—	—
R. Brian Hanson	President and Chief Operating Officer	—	—
Nikolaos Bernitsas	Senior Vice President, GXT Imaging Solutions	30,000	8,000
Gregory J. Heinlein	Senior Vice President and Chief Financial Officer	—	—
David L. Roland	Senior Vice President, General Counsel and Corporate Secretary	25,000	5,000
Ken Williamson	Senior Vice President, Integrated Seismic Solutions	50,000	15,000

The above options granted vest 25% each year over a four-year period and are exercisable at a price equal to $5.81 per share, which is the closing sales price per share of the Company’s common stock on the NYSE on the last trading day immediately prior to the date of grant, in accordance with the terms of the 2004 Long-Term Incentive Plan. The grants of shares of restricted stock will vest in one-third increments each year, over a three-year period. During the period that the restricted stock has not yet vested, holders of shares of restricted stock are entitled to the same voting rights as all other holders of the Company’s common stock.

Item 7.01.	Regulation FD Disclosure

On November 28, 2011, the Company issued a press release describing the appointment of Mr. Heinlein as its Senior Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated effective as of November 28, 2011, between ION Geophysical Corporation and Gregory J. Heinlein.

99.1	Press Release dated November 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2011	ION GEOPHYSICAL CORPORATION

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated effective as of November 28, 2011, between ION Geophysical Corporation and Gregory J. Heinlein.

99.1	Press Release dated November 28, 2011.